Exhibit 99.1

Contact:

Bob Engelberg

VP Business Development

Datatec Systems

905-477-9977 x239

Datatec Systems Acquires Millennium Care Inc.;

Acquisition Will Integrate With New Asset Guardian Service Support Initiative

FAIRFIELD, N.J. - May 2, 2003, Datatec Systems, Inc. (NASDAQ:DATC), a leading provider of technology deployment services and automated deployment software, today announced that it has acquired 100% of privately held Millennium Care Inc. The acquisition will immediately broaden the scope of Datatec's asset lifecycle services offering to both its direct end user customers and indirect channel partners.

Millennium Care is a leading provider of Help Desk outsourcing and related technologies, and is focused on 24/7 support of highly distributed and complex technical environments. Today, Millennium Care delivers multi-lingual support to users in over 70 countries worldwide.

The Millennium Care managed services suite is anchored by a set of unique rules-based service chain automation technologies that enable Millennium Care and its outsourcing partners to significantly reduce customer Help Desk operating costs. The integrated offering has unique capabilities for self-service, automated assignment, escalation and workflow, with granular service level management. This enables product or service providers to jointly manage the customer support relationship, resulting in a dramatically reduced Total Cost of Service and Ownership.

"Our web enabled eSupport suite lowers the cost of service by minimizing live handling via its self-serve features," stated Mike Hilmer, Millennium Care founder. "Service is improved by providing a reliable Single Point of Contact that puts the user in control and drives accountability at all levels within the service chain. And, because the managed services suite uses standard methodologies to transition new customer accounts, both our indirect channel partners and their end user customers quickly realize the financial benefits. This approach has fueled Millennium Care's rapid growth within the eSupport sector, and has been particularly sought after during these difficult economic times."

A recent Gartner Dataquest study found that client demand is growing for more complex and comprehensive IT Services solutions and improved time to market for these solutions. To address this changing dynamic in client demand, IT Services providers are increasingly collaborating with other IT Services companies to jointly contribute to the solutions needed by clients. Commenting on trends in the IT Services sector, Michael Haines, Principal Analyst at Gartner Dataquest, said, "Gartner Dataquest has seen these changes result in an increase in the volume of services sold via other IT service providers. In fact, demand patterns are shifting and the change appears to be significant."

"The acquisition of Millennium Care extends Datatec's influence beyond deployment services and provides us with a major competitive advantage in the information technology infrastructure space," said Isaac Gaon, Datatec Chairman and Chief Executive Officer. "By integrating Millennium Care's service chain automation technology with Datatec's industry leading eDeploy and IW2000 web enabled deployment automation tools, we now have the capability to significantly improve our clients' management of their IT investment and reduce their Total Cost of Technology Ownership. We are calling this contiguous system "Asset Guardian" and envisage integrating it with our Channel Partners' supply chain delivery processes to allow them to transparently market these services to their clients. Our partners and customers will now be able to take advantage of powerful and complementary solutions from a single source, and leverage the data gathered during the deployment stages to significantly improve the efficiency and cost effectiveness of "Day 2 "support activities such as maintenance and Network Operating Centers. We plan to formally launch our branded offering within the first quarter of fiscal 2004."

About Datatec Systems, Inc.

Fairfield, NJ-based Datatec Systems specializes in the rapid, large-scale market absorption of networking technologies. Datatec's deployment services utilize a software-enabled implementation model to configure, integrate and roll out new technology solutions using a "best practices" structured process. Its customers include Fortune 1000 companies and world-class technology providers. Datatec stock is listed on the Nasdaq Stock Market (DATC). For more information, visit www.datatec.com.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties that may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements as more fully discussed in Datatec's filings with the Securities and Exchange Commission.

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